FILED #C17463-98
            NOV 03 1999
         IN THE OFFICE OF
        /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE



                    CERTIFICATE OF AMENDMENT
                               OF
                   ARTICLES OF INCORPORATION
                               OF
                   VAN AMERICAN CAPITAL, LTD.



     We  the  undersigned President and Secretary of VAN AMERICAN  CAPITAL,

LTD. do hereby certify:

     That the Board of Directors of said Corporation, (at a Special Meeting of  the Board of Directors held October 12, 1999)  and the Shareholders  of said  Corporation at a Special Meeting of the Shareholders held October  8,

1999, adopted a resolution to amend the original Articles as follows:

     Article I is hereby deleted in its entirety and the following inserted in lieu thereof:

     Article I - NAME

     The exact name of this corporation is:

                   SALESREPCENTRAL.COM, INC.

     The  number  of shares of the corporation outstanding and entitled  to vote  on an amendment to the Articles of  Incorporation was 3,217,500; that the  said  changes and amendment have been consented to and approved  by  a majority  vote  of  the stockholders holding at least a majority  of  stock outstanding and entitled to vote thereon.

     This  Certificate  of  Amendment of Articles of Incorporation  of  VAN

AMERICAN CAPITAL, LTD. is executed this 3rd day of November, 1999.


                              /s/ Ralph Massetti
                              __________________________________________
                              RALPH MASSETTI, President and Secretary

STATE OF NEVADA     )
                    )  ss:
COUNTY OF CLARK     )

     On this 3rd day of November, 1999, personally appeared before me, a Notary Public, RALPH MASSETTI who is the President and Secretary of VAN AMERICAN CAPITAL, LTD. and who acknowledged to me that he executed the foregoing Amendment on behalf of the Corporation.

                              /s/ Debbie Amigone
                              ________________________________________
                              NOTARY PUBLIC